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                                                                   EXHIBIT 10.11

                                    FORM OF
                         TENNECO RABBI TRUST AGREEMENT

     This Tenneco Rabbi Trust Agreement (the "Trust Agreement") is made and
entered into as of this       day of        , 1999.

     WHEREAS, the Tenneco Rabbi Trust (the "Trust") is being adopted as set forth below by Tenneco Inc. ("Tenneco") and Tenneco Packaging Inc. ("Packaging") and shall be maintained by and between Packaging and one or more individuals as trustees (each a "Trustee" and collectively, the "Trustees") (and in the case of Fund B described below, by and among Tenneco, Packaging and the Trustees) to effect certain terms of the Human Resources Agreement between Tenneco and Packaging (the "HR Agreement") and to provide for the payment of certain transaction expenses as described below. Terms not defined herein shall have the meaning set forth in or incorporated by reference into the HR Agreement;

     WHEREAS, effective on the date (the "Effective Date") on which the common stock of Packaging is distributed to the stockholders of Tenneco (the "Spin-off"), Tenneco Management Company ("TMC") shall be obligated to make the payments described on Appendix A related to certain benefit plans (collectively the "Plans" and each a "Plan") to satisfy certain obligations allocated to the Packaging Group under the HR Agreement;

     WHEREAS, Packaging and Tenneco wish to maintain the Trust assets, until paid as specified herein;

     WHEREAS, it is the intention of the parties that this Trust shall not affect the status of the Plan(s) as either a structure not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA; and

     WHEREAS, among the purposes for which the Trust is maintained is to assure the payment of certain professional fees and expenses incurred in connection with the Spin-off and attendant and resulting matters.

     NOW, THEREFORE, the parties do hereby agree as follows:

1. ESTABLISHMENT OF TRUST.

     (a) The Trust is hereby adopted and shall be comprised, held and disposed of as set forth in this Trust Agreement. Tenneco has contributed certain assets to the Trust. Subject to the terms and conditions explicitly set forth herein, the Trust hereby established is irrevocable.

     (b) The Trust is intended to be a grantor trust, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, (the "Code") and shall be construed accordingly.

     (c) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Tenneco and Packaging. The assets of the Trust shall be divided between two funds, Fund A and Fund B, and the earnings of each Fund shall be allocated only to that Fund. Except as required by law, Fund A shall be used exclusively for the uses and purposes of Plan participants. Except as required by law, Fund B shall be used exclusively for making payments to entities to whom amounts are owed as contemplated by Section 14 hereof (the "Professionals"). (Plan participants and their beneficiaries and the Professionals are referred to collectively herein as the "Beneficiaries.") The Beneficiaries shall have no beneficial ownership interest in any assets of the Trust. Any rights of the Beneficiaries created under the Plan(s) or this Trust Agreement shall be unsecured contractual rights of the Beneficiaries against the Trust, Packaging or Tenneco as the case may be. Notwithstanding any term or provision of this Trust Agreement, this Trust Agreement shall not, and shall not be deemed to, in any way amend, supercede or otherwise modify any term or provision of any agreement between any Beneficiary and the Trust. Any

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rights or remedies of any Beneficiary with respect to Packaging or Tenneco shall be cumulative and in addition to any rights or remedies under this Trust Agreement.

     (d) Any assets held by the Trust will be subject to the claims of the general creditors of Packaging and any of Packaging's domestic subsidiaries. To the extent Tenneco has any interest in the assets of Fund B pursuant to Section 12(b) below, such assets shall be held by the Trust subject to the claims of the general creditors of Tenneco and any of Tenneco's domestic subsidiaries.

     (e) Packaging and/or Tenneco, in its sole discretion, may at any time, or from time to time, make additional deposits of cash in trust with the Trustees to augment the principal to be held, administered and disposed of by the Trustees as provided in this Trust Agreement. Deposits shall be credited to the Fund designated by the party making the deposit.

2. PAYMENTS TO BENEFICIARIES.

     (a) Each month, Tenneco Business Services Inc. or another subsidiary of Packaging after the Spin-off ("TBS") shall deliver to the Trustees and Packaging (and Tenneco in the case of Fund B) a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Beneficiary, that provides a formula or other instructions acceptable to the Trustees for determining the amounts so payable, the form in which such amount is to be paid, and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustees shall cause the Trust to make payments to the Beneficiaries in accordance with such Payment Schedule, as approved or revised by the Trustees. TBS shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to payments made hereunder and shall advise the Trustees of the amounts to be withheld and paid to the appropriate taxing authorities.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by TBS or such party as it shall designate under the Plan(s). Any claim for such benefits shall be considered and reviewed under the procedures set forth in the Plan(s). Notwithstanding the foregoing, the Trustees may, without direction, make payments to Beneficiaries in such manner and in such amounts as the Trustees shall determine they are entitled to be paid (to the extent funded through Fund A) based on the most recent information furnished to the Trustees upon which the Trustees may reasonably rely in making such determination. Notwithstanding any other provision hereof (i) payments shall be available from Fund A hereunder only to persons with respect to whom liabilities are allocated to the Packaging Group under the HR Agreement but who are excluded from coverage by the last sentence of Section 2.b. of the Tenneco Packaging Inc. Rabbi Trust, and (ii) payments shall be available from Fund B hereunder only to the Professionals.

     (c) Packaging may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s) and to the Professionals. Packaging or Tenneco may make payments directly to the Professionals. Packaging and/or Tenneco shall notify the Trustees of any decision to make a payment directly to a Beneficiary prior to the time the amount is due. In addition, if the principal of Fund A of the Trust, and any earnings thereon, are not sufficient to make payment of benefits in accordance with the terms of the Plan(s), Packaging shall make the balance of each such payment as it falls due. If the principal of Fund B of the Trust, and any earnings thereon, are not sufficient to pay the Professionals, Packaging and Tenneco shall make the balance of each such payment as it falls due in accordance with the Distribution Agreement. The Trustees shall notify Packaging and Tenneco at any time the principal and earnings in either Fund are not sufficient. Neither the existence of the Trust nor its termination shall relieve Packaging or Tenneco of any obligation, including any obligation allocated to Packaging Group under the HR Agreement, except to the extent that the obligation has been discharged.

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3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN PACKAGING
IS INSOLVENT.

     (a) Packaging shall be "insolvent" for purposes of this Trust Agreement if
(i) it is unable to pay its debts as they become due, or (ii) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) If Packaging determines that it has become insolvent, it shall immediately notify the Trustees in writing of the insolvency. If a person claiming to be a creditor of Packaging alleges in writing to any Trustee that Packaging has become insolvent, the Trustees shall determine whether Packaging is insolvent and, pending such determination, the Trustees shall discontinue payments to Beneficiaries from the Trust.

     (c) Unless any Trustee has actual knowledge of Packaging's insolvency, or has received notice from Packaging or a person claiming to be a creditor alleging that it is insolvent, no Trustee shall have a duty to inquire whether Packaging is insolvent. The Trustees may in all events rely on such evidence concerning the company's solvency as may be furnished to the Trustees and that provides the Trustees with a reasonable basis for making a determination concerning the company's solvency.

     (d) If at any time the Trustees have determined that Packaging is insolvent, the Trustees shall discontinue payments to Beneficiaries from the Trust and shall hold the assets of the Trust for the benefit of Packaging's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Beneficiaries to pursue their rights as general creditors.

     (e) The Trustees shall resume the payments to Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustees have determined that Packaging is not insolvent (or is no longer insolvent).

     (f) Provided that there are sufficient assets, if the Trustees discontinue payments pursuant to Section 3(d) hereof and subsequently resume such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Beneficiaries for the period of such discontinuance, less the aggregate amount of any payments made to Beneficiaries by Packaging in lieu of the payments provided for hereunder during any such period of discontinuance.

4. PAYMENTS TO PACKAGING AND TENNECO.

     Except as specifically provided herein, neither Packaging nor Tenneco shall have the right or power to direct the Trustees to return to such company or to divert to any other company any of the Trust assets of Fund A or Fund B before all payments of benefits have been made to the Beneficiaries with respect to such Fund.

5. THE TRUSTEES' POWERS OF INVESTMENT AND MANAGEMENT.

     The Trustees shall have the power to hold any and all assets constituting part of the Trust exclusively in cash and cash equivalents.

6. DISPOSITION OF INCOME.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and held in cash and cash equivalents.

7. ACCOUNTING BY THE TRUSTEES.

     The Trustees shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made. Within 15 days following the end of each month and within 60 days after the resignation of a majority of the Trustees, the Trustees shall deliver to Packaging and to Tenneco a written account of the administration of the Trust during such month or during the period from the close of the last month to the date of such resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or
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receivable being shown separately), and showing all cash and securities held in the Trust at the end of such month or as of the date of such resignation as the case may be. Such accounting shall reflect all such matters separately for Fund A and Fund B. The Trustees may cause TBS or Packaging to perform the duties described in this Section 7 on behalf of the Trustees and at no charge to the Trustees.

8. RESPONSIBILITY OF THE TRUSTEES.

     (a) Except as provided herein, the Trustees shall act by action of the majority of individuals then serving as Trustees. No Trustee shall be liable for any action or inaction with respect to the Trust except for gross negligence or willful misconduct.

     (b) If the Trustees undertake or defend any litigation arising in connection with this Trust, Packaging shall pay the cost thereof.

     (c) The Trustees may consult with legal counsel (who may also be counsel for Packaging or Tenneco generally) with respect to any of their duties or obligations hereunder.

     (d) The Trustees may hire agents, accountants, actuaries, investment advisors, financial consultants, custodians or other professionals to assist it in performing any of its duties or obligations hereunder. Such expense shall be borne by Packaging.

     (e) The Trustees shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein.

     (f) Notwithstanding any powers granted to the Trustees pursuant to this Trust Agreement or to applicable law, the Trustees shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     (g) Any action required to be taken by Packaging or Tenneco, or direction given by Packaging or Tenneco, shall be by resolution of its board of directors or by written direction of one or more of its president, any vice president or treasurer. The Trustees may rely upon a resolution or direction filed with the Trustees and shall have no responsibility for any action taken by the Trustees in accordance with any such resolution or direction.

9. COMPENSATION AND EXPENSES OF THE TRUSTEES.

     Packaging shall be responsible for all reasonable administrative expenses including without limitation the costs incurred by Trustees with respect to any matter included in Section 8 hereof and the Trustees' fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustees shall
be entitled to reimbursement of expenses and fees of           .

10. TRUSTEE RESIGNATION.

     (a) Any individual who is serving as a Trustee may resign at any time by written notice to Packaging, which shall be effective 30 days after receipt of such notice unless Packaging, Tenneco and the individual agree otherwise.

     (b) Any individual who is serving as a Trustee may not be removed by Packaging or Tenneco.

     (c) For purposes hereof, the death or incapacity of a Trustee shall be deemed an immediately effective resignation.

11. APPOINTMENT OF SUCCESSOR.

     (a) If an individual resigns in accordance with Section 10 hereof, that individual may appoint any other individual as successor to replace him or her provided, that in default of such appointment the remaining individuals acting as Trustees may appoint any other individual as successor to replace him or her. The appointment shall be effective when accepted in writing by the successor, who shall have all of
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the rights and powers of the predecessor. The predecessor shall execute any instrument necessary or reasonably requested by Packaging or the successor to evidence the transfer.



     (b) The successor need not examine records and acts of any predecessor and may retain or dispose of existing Trust assets, subject to the rules hereof. The successor shall not be responsible for and Packaging shall indemnify and defend the successor from any claim or liability resulting from any action or inaction of any predecessor from any other past event or any condition existing at the time he or she becomes a successor.


12. AMENDMENT OR TERMINATION.


     (a) This Trust Agreement may be amended by a written instrument executed by each individual then serving as a Trustee, and Packaging. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable.



     (b) The Trust shall terminate on the date on which Beneficiaries are no longer entitled to payments hereunder or on the date determined by a unanimous vote of the Trustees then serving; provided, however, that in no event shall the Trust terminate prior to December 31, 2001. Upon termination of the Trust any assets remaining in Fund A shall be paid to Packaging and any assets remaining in Fund B shall be paid in equal amounts to Packaging and Tenneco. From and after the date of such termination, the Trustees shall forever be released from any liability under or arising with respect to such Funds.


13. MISCELLANEOUS.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.


     (b) Benefits payable to Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.



     (c) This Trust Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without reference to its choice of law rules.



     (d) The preamble and preliminary recitals set forth above are hereby incorporated in and made part of this Trust Agreement.



14. TRANSACTIONAL FEES AND COSTS.



     Notwithstanding any other provision hereof, the Trustees shall pay and discharge any and all fees and expenses of attorneys and investment bankers for services performed after the Spin-off for Tenneco, Packaging or any of their subsidiaries, in connection with, attendant upon or resulting from the Spin-off or any and all related transactions, including, without limitation, matters related to the initial public offering of stock of Packaging Corporation of America (excluding underwriting discounts and commissions), the exchange offer of Tenneco's public debt following the Spin-off and other matters relating to the debt realignment, corporate restructuring transactions and Spin-off provided that such services are provided by entities that provided services in connection with or attendant to the Spin-off that were retained by or whose retention was approved by Tenneco Inc. headquarters personnel in Greenwich, Connecticut.



15. INDEMNIFICATION.



     Packaging and Tenneco shall, to the fullest extent permitted by law, indemnify, defend and save harmless the Trustees from and against any and all liability (including any judgments, losses, damages, civil penalties, excise taxes, interest and any other form of liability or expense of any kind) or claim of liability (as defined above and including any investigatory action) to which they may be subjected by reason of any act alleged to have been done or omitted to be done in connection with their service as Trustees of the Trust, including all expenses reasonably incurred in their defense if Packaging and Tenneco


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fail to provide such defense after having been requested to do so in writing.
Regardless of whether Packaging or Tenneco assumes such defense, counsel for such defense shall be selected by the indemnified Trustee. Defense costs shall be indemnified as incurred in the course of the defense or investigation. The remedies provided by this Section 15 shall be cumulative and without prejudice to the assertion of any other rights. To the extent that a Trustee receives payment under any liability insurance or other indemnification arrangement with respect to a matter covered by this Section 15, that Trustee shall reimburse the party which has made payments to him or her hereunder, but no reimbursement shall be required except to the extent that the total which he or she has received from all sources is greater than the aggregate amount of his or her liability and expense with respect to that matter. The liability of Tenneco and Packaging with respect to the indemnification provided in this Section 15 shall be joint and several as to the Trustees. As between Tenneco and Packaging, such liability shall be shared equally, and Tenneco and Packaging shall each reimburse the other party for any amounts paid by the other party in excess of 50 percent of such liability.



     IN WITNESS WHEREOF, Tenneco and Packaging have caused this Trust Agreement to be executed on their behalf by their respective officers thereunto duly authorized and each of the Trustees has duly executed this Trust Agreement, on the day and year first above written.




TENNECO INC.                                     TRUSTEES:
By:                                              ---------------------------------------------
---------------------------------------------    Dana G. Mead
Title:                                           ---------------------------------------------
---------------------------------------------    Theodore R. Tetzlaff
TENNECO PACKAGING INC.                           ---------------------------------------------
                                                 Robert T. Blakely
By:
---------------------------------------------    ---------------------------------------------
                                                 Karl A. Stewart
Title:
---------------------------------------------    ---------------------------------------------
                                                 Stephen J. Smith





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                                   APPENDIX A

Tenneco Packaging Inc. Deferred Compensation Plan
Tenneco Packaging Inc. Supplemental Executive Retirement Plan
Obligations under severance packages.

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